UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 31, 2005

AVANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On January 31, 2005, Avanex Corporation (the “Company”) issued a press release reporting its results for the second quarter ended December 31, 2004. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides pro forma cost of revenue, pro forma operating expenses, pro forma gross margins, pro forma net loss and pro forma net loss per share as additional information regarding its operating results. These non-GAAP financial measures are intended to supplement the user’s overall understanding of the Company’s current financial performance and its future prospects. The Company believes that these non-GAAP financial measures contain useful supplementary information to investors by identifying certain items that, when excluded from the GAAP results, may provide a better or more complete understanding of the Company’s core operating results. However, these non-GAAP financial measures are not intended to supersede or replace the Company’s GAAP results. A reconciliation of the non-GAAP results to the GAAP results is provided in the financial tables. The Company’s management also uses this non-GAAP information and a variety of other measures in connection with evaluating, planning and operating the business because it believes that this additional information provides a more complete picture of the Company’s operating performance.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated as of January 31, 2005, entitled “Avanex Announces Fiscal Year 2005 Q2 Revenues of $41.9 million.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ W. BRIAN KINARD
W. Brian Kinard
Vice President, General Counsel

Date: January 31, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated as of January 31, 2005, entitled “Avanex Announces Fiscal Year 2005 Q2 Revenues of $41.9 million.”